UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 2, 2017
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600,
Dallas, Texas 75225
(Address of principal executive offices) (zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
This Current Report on Form 8-K is being filed principally to reflect retrospective revisions that have been made to the consolidated financial statements and certain related information of Energy Transfer Equity, L.P. ("ETE" or the "Partnership") that were filed with the Securities and Exchange Commission by the Partnership on February 24, 2017 as Items 1, 6, 7 and 8 to its Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”).
As disclosed in our Quarterly Report on Form 10-Q for the period ended June 30, 2017, on April 6, 2017, Sunoco LP entered into a definitive asset purchase agreement for the sale of a portfolio of approximately 1,112 Sunoco LP operated retail fuel outlets in 19 geographic regions, together with ancillary businesses and related assets, including the Laredo Taco Company, to 7-Eleven, Inc. for an aggregate purchase price of $3.3 billion (the “7-Eleven Transaction”). The closing of the transaction contemplated by the asset purchase agreement is expected to occur in the fourth quarter of 2017. The Partnership has concluded that it meets the accounting requirements for reporting results of operations and cash flows of Sunoco LP’s continental United States retail convenience stores as discontinued operations and the related assets and liabilities as held for sale. Amounts reported in ETE’s consolidated financial statements have been retrospectively adjusted to reflect discontinued operations for periods prior to January 1, 2017.
In order to preserve the nature and character of the disclosures set forth in the 2016 Form 10-K, the items included in Exhibit 99.1 to this Form 8-K have been updated solely for matters relating specifically to the revision of amounts reported in ETE's consolidated financial statements and related information, as described above. In addition, certain segment information described in Item 1 in Exhibit 99.1 to the Form 8-K have also been updated to reflect the impact of the recent merger of Energy Transfer Partners, L.P. and Sunoco Logistics Partners L.P. No attempt has been made in the audited financial statements included in Exhibit 99.1 in this Form 8-K, to modify or update other disclosures as presented in the 2016 Form 10-K to reflect events or occurrences after the date of the filing of the 2016 Form 10-K, February 24, 2017. Therefore, this Form 8-K should be read in conjunction with the 2016 Form 10-K, and filings made by ETE with the SEC subsequent to the filing of the 2016 Form 10-K, including ETE’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017 filed on May 4, 2017 and August 9, 2017, respectively.
Item 9.01 of this Current Report on Form 8-K revises certain information contained in ETE’s 2016 Form 10-K to reflect these retrospective revisions. In particular, Exhibit 99.1 contains a revised description of ETE’s business, financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Item 9.01    Financial Statements and Exhibits.
See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

23.1	Consent of Grant Thornton LLP related to Energy Transfer Equity, L.P.
23.2	Consent of Grant Thornton LLP related to Energy Transfer Partners, L.P.
99.1
Revised Energy Transfer Equity, L.P. description of the business, financial statements as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, and Management's Discussion and Analysis of Financial Condition and Results of Operations.

99.2	Computation of Ratio of Earnings to Fixed Charges
99.3
Energy Transfer Partners, L.P. financial statements as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 (incorporated by reference to Exhibit 99.1 of Form 8-K, File No. 1-31219, filed August 14, 2017).

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER EQUITY, L.P.
		By:	LE GP, LLC, its General Partner

Date:	October 2, 2017	By:	/s/ Thomas E. Long
Thomas E. Long
Group Chief Financial Officer (duly authorized to sign on behalf of the registrant)